UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2024

NIGHTFOOD HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55406	46-3885019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 White Plains Road – Suite 500

Tarrytown, New York 10591

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 888-6444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 1.01 Entry Into A Material Agreement.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Mast Hill Loan

On March 15, 2024, Nightfood Holdings, Inc. (the “Company”) consummated the transactions pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) dated as of March 12, 2024 (the “Effective Date”) and issued and sold to Mast Hill Fund, L.P. (“Mast Hill”), a Promissory Note (the “Note”) in the principal amount of $336,000.00 (actual amount of purchase price of $285,600 plus an original issue discount (“OID”) in the amount of $50,400).

The use of proceeds from the sale of the Mast Hill Note is strictly for business development and expenses related to compliance and merger and ongoing acquisition activity, and not for any other purpose.

The maturity date of the Mast Hill Note is the 12-month anniversary of the Issuance Date, and is the date upon which the principal amount, as well as any accrued and unpaid interest and other fees, shall be due and payable.

Mast Hill has the right, at any time on or following the date that an event of default occurs under the Note, to convert all or any portion of the then outstanding and unpaid Principal Amount and interest (including any default interest) into common stock of the Company (“Common Stock”), at a conversion price of $0.033, subject to customary adjustments as provided in the Mast Hill Note for stock dividends and stock splits, rights offerings, pro rata distributions, fundamental transactions and dilutive issuances. In addition, Mast Hill is entitled to deduct $1,750.00 from the conversion amount upon each conversion, to cover Mast Hill’s fees associated with each conversion. Any such conversion is subject to customary conversion limitations set forth in the Mast Hill Note so Mast Hill beneficially owns less than 4.99% of the Common Stock.

At any time prior to the date that an Event of Default (as defined in the Mast Hill Note) occurs under the Mast Hill Note, the Company may prepay the outstanding principal amount and interest then due under the Mast Hill Note. On any such event, the Company shall make payment to Mast Hill of an amount in cash equal to the sum of (a) 100% multiplied by the principal amount then outstanding plus (b) accrued and unpaid interest on the principal amount to the prepayment date plus (c) $750.00 to reimburse Mast Hill for administrative fees.

In addition, if, at any time prior to the full repayment or full conversion of all amounts owed under the Mast Hill Note, the Company receives cash proceeds from any source or series of related or unrelated sources from the issuance of equity (subject to exclusions described in the Mast Hill Note), debt or the issuance of securities pursuant to an Equity Line of Credit (as defined in the Mast Hill Note) of the Company, Mast Hill shall have the right in its sole discretion to require the Company to apply up to 50% of such proceeds to repay all or any portion of the outstanding principal amount and interest then due under the Mast Hill Note.

The Mast Hill Note contains customary Events of Default for transactions similar to the transactions contemplated by the Purchase Agreement and the Mast Hill Note, which entitle Mast Hill, among other things, to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the Mast Hill Note, in addition to triggering the conversion rights. Any principal amount or interest on the Mast Hill Note which is not paid when due shall bear interest at the rate of the lesser of (i) 16% per annum and (ii) the maximum amount permitted by law from the due date until the same is paid. Upon the occurrence of any Event of Default, the Mast Hill Note shall become immediately due and payable, and the Company shall pay to Mast Hill an amount equal to the principal amount then outstanding plus accrued interest (including any default interest) through the date of full repayment multiplied by 150%, as well as all costs of collection.

The Mast Hill Note contains restrictions on the Company’s ability to (a) incur additional indebtedness, (b) make distributions or pay dividends, (c) redeem, repurchase or otherwise acquire its securities, (d) sell its assets outside of the ordinary course, (e) enter into certain affiliate transactions, (f) enter into 3(a)(9) Transactions or 3(a)(10) Transactions (each as defined in the Mast Hill Note), or (g) change the nature of its business.

Commencing as of the Issuance Date, and until such time as the Mast Hill Note is fully converted or repaid, the Company shall not effect or enter into an agreement to effect any Variable Rate Transaction (as defined in the Purchase Agreement).

The Purchase Agreement contains customary representations and warranties made by each of the Company and Mast Hill. It further grants to Mast Hill certain rights of participation and first refusal, and most-favored nation rights, all as set forth in the Purchase Agreement.

The Company is subject to customary indemnification terms in favor of Mast Hill and its affiliates and certain other parties.

The foregoing is a brief description of the Purchase Agreement and the Mast Hill Note, and is qualified in its entirety by reference to the full text of the Purchase Agreement and the Mast Hill Note, which are included as Exhibits 10.1, and 10.2, respectively, to this Current Report on Form 8-K, each of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Securities Purchase Agreement with Mast Hill Fund, L.P.
10.2	Promissory Note dated March 12, 2024 with Mast Hill Fund, L.P.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 20, 2024

NIGHTFOOD HOLDINGS, INC.

By:	/s/ LEI SONNY WANG
Name:	Lei Sonny Wang
Title:	Chief Executive Officer

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